 Exhibit 99.3

FORM OF CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into as of April 10, 2017 (the “Effective Date”), by and between GrowGeneration Corp., a Colorado corporation (the “Company”) and Jason Dawson (“Consultant”).

RECITALS

A.        Consultant was previously employed by the Company as Chief Operating Officer.

B.        Consultant has valuable knowledge, expertise, and skills relating to the management of the Company’s business and the transition of certain information in connection therewith.

C.        The Company desires to engage Consultant as an independent contractor and consultant, and Consultant desires to accept such engagement on the terms and provisions, and subject to the conditions, set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Consideration. In consideration of Consultant’s execution of this Agreement, the Company agrees as follows:

1.1       During the Term (defined hereafter), Consultant shall advise and assist the Company in the management and operation of the business of the Company as a retail analyst, using Consultant’s reasonable best efforts for up to 20 hours per week at an hourly rate of $60.

1.2       The Consultant shall respond and report to the Chief Executive Officer and such other persons as the Chief Executive Officer may direct.

1.3       The Consultant represents and warrants that all information it may provide to Company regarding the Company’s business, including information relating to its products and prices shall be complete and accurate in all material respects.

1.4       The Consultant is not authorized or entitled, nor does it have the right to bind or commit the Company (legally or otherwise) to any agreement. Any and all agreements or arrangements with third parties binding or committing the Company shall be set forth in a written document executed by an authorized representative of the Company and the Company shall be solely responsible for all obligations under such agreements.

2.       Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue for a period of 6 months, unless soon terminated as provided in the next sentence. Each party has the right to cancel this agreement on 30 days written notice, to the other, with or without cause.

3.       Stock Compensation. The Company agrees to issue 50,000 shares of its common stock to Consultant upon the execution of this Agreement.

4.       Relationship. Consultant shall be an independent contractor and not an employee of the Company. Consultant shall pay all expenses related to Consultant’s services hereunder, including insurance and taxes related to Consultant’s business and services. This Agreement shall not be construed to create between the Company and Consultant the relationship of principal or agent, employer and employee, joint venturers or partners.

5.       Intellectual Property Rights. The Company is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the services of Consultant performed under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Consultant agrees that the Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” Consultant hereby irrevocably assigns to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. Upon the request of the Company, Consultant shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record, or enforce its rights in any Deliverables. Consultant shall have no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables. Consultant shall have no right or license to use the Company’s trademarks, service marks, trade names, trade names, logos, symbols, or brand names.

6.       Non-Circumvent. During the Term of this Agreement, the Company may introduce Consultant to its employees, management, consultants and individuals and companies who may be potential clients or customers of the Company, and Consultant hereby agrees that it will not contract with, deal with, or otherwise engage in any commercial transaction with any of such persons without the written permission of the Company.

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7.       Confidentiality. During the Term of this Agreement, Consultant may have access to and learn about Confidential Information (defined hereafter) of the Company. Consultant acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Consultant might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties. Consultant shall not, (a) except as required by law or by order of a government agency or court of competent jurisdiction (provided that the disclosure does not exceed the extent of disclosure required by such law or order), directly or indirectly disclose or make available to any person, firm, corporation or other business entity any Confidential Information, in whole or in part, concerning the business, finances, products, services, operations, clients, employees, or affairs of the Company or any subsidiary or affiliate thereof, for any reason or purpose whatsoever, or (b) make use of any such non-public information for personal purposes or for the benefit of any person, firm, corporation or other business entity, except the Company or any subsidiary or affiliate thereof. “Confidential Information” means information not generally known or available outside the Company and information entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation: technical data, trade secrets, research, product or service ideas or plans, software codes and designs, developments, processes, formulas, techniques, lists of, or information relating to, suppliers and customers, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to Consultant by the Company. Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Consultant agrees that any Confidential Information developed by Consultant in connection with the services provided under this Agreement, including but not limited to any Deliverables, shall be subject to the terms and conditions of this clause.

8.       Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

9.       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado applicable to contracts entered into and wholly to be performed in the state of Colorado by Colorado residents. Each party waives any objection to venue in Denver County, Colorado, and agrees and consents to personal jurisdiction of the courts of the state of California in any action or proceeding arising out of or in any way connected with this Agreement.

10.     Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.     Entire Agreement. This Agreement, together with the Separation and Release Agreement, contains the entire agreement of the parties, and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which is not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

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12.         Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by both the Employee and by the Company. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

13.         Compliance with Laws and Policies. Consultant agrees that he will at all times comply strictly with all applicable laws and all current and future policies of the Company.

14.         No Assignment. The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

In Witness Whereof, the parties hereto have executed this Consulting Agreement as of the day and year first above written:

COMPANY:

GROWGENERATION CALIFORNIA CORP.,
a Colorado corporation

By:
Darren Lampert, CEO

CONSULTANT:

By:
Jason Dawson

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